[BEARD MILLER COMPANY LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Kearny Financial Corp.

We consent to the incorporation by reference of our report, dated July 29, 2005 with respect to the June 30, 2005 consolidated financial statements of Kearny Financial Corp. and Subsidiaries included in the annual report on Form 10-K, in this Registration Statement on Form S-8 pertaining to the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan.




                                                    /s/ Beard Miller Company LLP



Pine Brook, New Jersey
December 6, 2005